Exhibit 99.1
Contact:
Jennifer McGuffin
Investor Relations
630-245-1780
IR@calamos.com
Calamos Asset Management, Inc. Announces Planned Departure of
Chief Financial Officer
NAPERVILLE, Ill., March 7, 2011 — Calamos Asset Management, Inc. (NASDAQ: CLMS) announced today the planned departure of Cristina Wasiak, Senior Vice President and Chief Financial Officer, effective April 30, 2011. Calamos said that it is in the process of initiating a search for her successor.
Ms. Wasiak was appointed Chief Financial Officer in April 2008. “During Cris’ tenure at Calamos, the firm navigated through a significant market dislocation and remains in strong financial health,” a company spokesperson stated. “After helping Calamos navigate through this time of transition, Ms. Wasiak plans to take some personal time before pursuing new challenges,” the company said.
Calamos Asset Management, Inc. (NASDAQ: CLMS) is a globally diversified investment firm offering equity, convertible, defensive equity, fixed- income and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
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